Exhibit 10.1

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

2012 OMNIBUS INCENTIVE COMPENSATION PLAN

RSU AWARD AGREEMENT

This RSU Award Agreement (this “RSU Agreement”) sets forth the terms and conditions of an award (this “Award”) consisting of restricted stock units that settle in Shares and/or cash (the “RSUs”) granted to you under the Allied World Assurance Company Holdings, AG 2012 Omnibus Incentive Compensation Plan (the “Plan”). Allied World Assurance Company Holdings, AG (the “Company” or “Allied World”), and you agree as follows:

1. The Plan. This Award is made pursuant to the Plan, the terms and conditions of which are incorporated in this RSU Agreement. Capitalized terms used in this RSU Agreement (including the attached Glossary of Terms) that are not defined in this RSU Agreement or in the attached Glossary of Terms shall have the meanings set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this RSU Agreement (including the attached Glossary of Terms), the Plan shall govern and control.

2. Award. The number of RSUs subject to this Award (i.e., the aggregate Cash-Settled RSUs and Share-Settled RSUs) is set forth at the end of this RSU Agreement. Each RSU constitutes an unfunded and unsecured promise by Allied World to deliver (or cause to be delivered) to you, subject to the terms of this RSU Agreement, one Allied World Share (or cash equal to the Fair Market Value thereof) on the Delivery Date as provided herein. Until such delivery of Shares, except as otherwise provided in Section 3, you have only the rights of a general unsecured creditor, and no rights as a shareholder of Allied World. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS RSU AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE CHOICE OF FORUM PROVISIONS SET FORTH IN SECTION 14.

3. Vesting and Delivery.

(a) Vesting. Except as provided in this Section 3 and in Sections 4 and 6, 100% of the RSUs subject to this Award shall vest on the first anniversary of the Date of Grant specified at the end of this RSU Agreement (the “Vesting Date”). Unless the Committee determines otherwise, and except as provided in this Section 3 or in Section 6, if your service to the Company as a member of its Board (“Board Service”) terminates for any reason prior to the Vesting Date, your rights in respect of all of your then unvested RSUs shall terminate, and no Shares and/or cash shall be delivered in respect of such RSUs.

(b) Delivery. Except as provided in this Section 3 and in Sections 4, 6 and 8, on the Delivery Date, the Company shall:

(i) issue or transfer to you, or cause to be issued or transferred to you, the number of Shares underlying the Share-Settled RSUs that vested (if any) on the Vesting Date, and shall either (A) deliver, or cause to be delivered, to you a certificate or certificates therefor, registered in your name; or (B) cause such Shares to be credited to your account at a third-party stock plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Awards under the Plan. You shall be deemed the beneficial owner of the Shares at the close of business on the Vesting Date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is after the close of business on such Vesting Date; and

(ii) transfer to you, or cause to be transferred to you, an amount of cash equal to the aggregate Fair Market Value of the Shares underlying the Cash-Settled RSUs that vested (if any) on the Vesting Date, determined as of such Vesting Date.

(c) Death or Termination Due to Disability. Notwithstanding any other provision of this RSU Agreement, but subject to Section 6(b), if you die or your Board Service is terminated due to Disability prior to the Vesting Date, and provided your rights in respect of your RSUs have not previously terminated, then in lieu of delivery on the Delivery Date, the Shares and /or cash corresponding to your outstanding RSUs shall be delivered to you or your estate or beneficiaries, as applicable, as soon as reasonably practicable after the date of your death or termination due to Disability, as applicable, and after such documentation, as may be requested by the Company or third-party stock plan administrator, is provided to the Company or such third-party stock plan administrator, as applicable, but in no event later than March 15 of the calendar year immediately following the year in which such death or termination occurred. Such issuance or transfer or delivery of cash shall be on the terms set forth in Section 3(b) applicable to Shares and/or cash deliverable on the regularly scheduled Delivery Date. Shares and/or cash delivered pursuant to this Section 3(c) as a result of your termination due to Disability shall remain subject to repayment under Section 6(b) until the regularly scheduled Delivery Date for such Shares and/or cash. Except as otherwise provided in this Section 3(c), all other conditions of this RSU Agreement shall continue to apply.

(d) Change of Control. In the event the vesting of your RSUs accelerates pursuant to Section 8 of the Plan upon a Qualifying Termination within two years following a Change of Control, in lieu of delivery on the applicable Delivery Date, the RSUs payable under this Section 3(d) shall be settled in Shares and/or cash as soon as reasonably practicable following the date on which such RSUs vest, but in no event later than March 15 of the calendar year following the calendar year in which such RSUs vested.

4. Termination of RSUs and Non-Delivery of Shares.

(a) Unless the Committee determines otherwise, and except as provided in Sections 3 and 6, your rights in respect of your outstanding RSUs shall immediately terminate, and no Shares and/or cash shall be delivered in respect of such RSUs, if at any time prior to the Vesting Date your Board Service terminates for any reason, or you are otherwise no longer actively serving as a member of the Company’s Board of Directors.

(b) Unless the Committee determines otherwise, and except as provided in Sections 3 and 6, your rights in respect of your outstanding RSUs (whether or not vested) shall immediately terminate, and no Shares and/or cash shall be delivered in respect of such RSUs, if at any time prior to the Delivery Date:

(i) you attempt to have any dispute under this RSU Agreement or the Plan resolved in any manner that is not provided for by Section 14;

(ii) any event that constitutes Cause has occurred;

(iii) you in any manner, directly or indirectly, (A) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company, (B) interfere with or damage (or attempt to interfere with or damage) any relationship between the Company and any such Client or (C) Solicit any person who is an employee of the Company to resign from the Company or to apply for or accept employment with any Competitive Enterprise; or

(iv) you fail to certify to Allied World, in accordance with procedures established by the Committee with respect to the Delivery Date that you have complied, or the Committee determines that you have failed as of the Delivery Date to comply, with all of the terms and conditions of this RSU Agreement. By accepting the delivery of Shares and/or cash under this RSU Agreement, you shall be deemed to have represented and certified at such time that you have complied with all the terms and conditions of this RSU Agreement.

(c) Unless the Committee determines otherwise, if the Delivery Date in respect of any of your outstanding RSUs occurs, and Shares and/or cash with respect to such outstanding RSUs would be deliverable under the terms and conditions of this RSU Agreement, except that you have not complied with the conditions or your obligations under Section 4(b)(iv), all of your rights with respect to your outstanding RSUs shall terminate without delivery of Shares or payment of cash with respect thereto.

5. Repayment. If following the delivery of Shares and/or cash, the Committee determines that all terms and conditions of this RSU Agreement in respect of such delivery were not satisfied, your rights in respect of this Award shall terminate immediately and entirely, and the Company shall be entitled to receive, and you shall be obligated to pay the Company immediately upon demand therefor, the Fair Market Value of the Shares and the amount of cash, if any, received by you with respect to your Award, without reduction for any Shares and/or cash applied to satisfy withholding tax or other obligations in respect of such Shares and/or cash.

6. Retirement. (a) Notwithstanding any other provision of this RSU Agreement, but subject to Section 6(b), if your Board Service is terminated due to Retirement prior to the Delivery Date, and provided your rights in respect of your RSUs have not previously terminated, then in lieu of delivery on the Delivery Date, the Shares and/or cash corresponding to your outstanding RSUs shall be delivered to you, as soon as reasonably practicable after the date of your Retirement, but in no event later than March 15 of the calendar year following the year in which such Retirement occurred. Such issuance or transfer or delivery of cash shall be on the terms set forth in Section 3(b) applicable to Shares and/or cash deliverable on the regularly scheduled Delivery Date. Shares and/or cash delivered pursuant to this Section 6(a) as a result of your Retirement shall remain subject to repayment under Section 6(b) until the regularly scheduled Delivery Date for such Shares and/or cash. Except as otherwise provided in this Section 6(a), all other conditions of this RSU Agreement shall continue to apply.

(b) Without limiting the application of Section 4(b) or Section 4(c), your rights in respect of any outstanding RSUs that become vested solely by reason of a Disability in accordance with Section 3(c) or Retirement in accordance with Section 6(a) shall terminate immediately if, following the termination of your Board Service to the Company by reason of Disability or your Retirement and prior to a Delivery Date, you (i) form, or acquire a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise or (ii) associate in any capacity (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise, in which case no Shares and/or cash otherwise deliverable with respect to such Delivery Date shall be delivered and, to the extent that Shares and/or cash otherwise scheduled to be delivered on such Delivery Date have already been delivered to you on an accelerated basis upon your termination of your Board Service due to Disability or your Retirement, the Company shall be entitled to receive, and you shall be obligated to pay the Company immediately upon demand therefor, the Fair Market Value of the Shares (determined as of such Delivery Date) and the amount of cash (to the extent that cash was delivered to you) delivered with respect to such Delivery Date without reduction for any Shares and/or cash applied to satisfy withholding tax or other obligations in respect of such Shares and/or cash.

7. Non-transferability. Except as otherwise may be provided by the Committee, the limitations set forth in Section 9(c) of the Plan shall apply to this Award. Any assignment in violation of the provisions of this Section 7 or Section 9(c) of the Plan shall be null and void.

8. Withholding, Consent and Legends.

(a) The delivery of Shares and/or cash pursuant to Section 3 is conditioned on your satisfaction of any applicable withholding taxes (in accordance with Section 9(l) of the Plan). In the event that there is withholding tax liability in connection with the vesting or settlement of this Award, you may satisfy, in whole or in part, any withholding tax liability by having Allied World withhold from the number of Shares and/or cash you would be entitled to receive upon settlement of this Award an amount in cash or a number of Shares having a Fair Market Value (which shall either have the meaning set forth in the Plan or shall have such other meaning as determined by Allied World in accordance with applicable withholding requirements) equal to such withholding tax liability.

(b) Your rights in respect of your RSUs are conditioned on the receipt by the Company or third-party stock plan administrator, as applicable, to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to deductions from your wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on your behalf to satisfy withholding and other tax obligations in connection with this Award).

(c) Allied World may affix to Certificates representing Shares issued pursuant to this RSU Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under a separate agreement with Allied World). Allied World may advise the transfer agent to place a stop transfer order against any legended Shares.

9. No Rights to Board Service. Nothing in this RSU Agreement or the Plan shall be construed as giving you any right to continued Board Service or affect any right that the Company may have to terminate or alter the terms and conditions of your Board Service.

10. Successors and Assigns of Allied World. The terms and conditions of this RSU Agreement shall be binding upon, and shall inure to the benefit of, Allied World and its successor entities.

11. Committee Discretion. The Committee shall have full discretion with respect to any actions to be taken or determinations to be made in connection with this RSU Agreement, and its determinations shall be final, binding and conclusive.

12. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this RSU Agreement as permitted by the Plan, and the Board may amend the Plan in any respect. Notwithstanding the foregoing, no such amendment shall materially adversely affect your rights and obligations under this RSU Agreement without your consent, except that the Committee reserves the right to accelerate the delivery of the Shares and in its discretion provide that such Shares may not be transferable until the Delivery Date on which such Shares otherwise would have been delivered (and that in respect of such Shares you remain subject to the repayment obligations of Sections 5 and 6 in the circumstances under which the Shares would not have been delivered pursuant to Sections 4 or 6). Any amendment of this RSU Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee.

13. Adjustment. In the event of a recapitalization, stock split, extraordinary dividend, rights offering, split-up or spin-off, or any other extraordinary distribution, subsequent to the date of the Date of Grant, the Committee or the Board shall make such equitable adjustments, designed to protect dilution or enlargement of rights, as it may deem appropriate, in accordance with the Plan.

14. Governing Law; Venue. THIS AWARD SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. IN CONSIDERATION OF YOUR ACCEPTANCE OF THIS AWARD, YOU HEREBY EXPRESSLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF AND VENUE IN THE COURTS OF SWITZERLAND WITH RESPECT TO ANY SUIT OR CLAIM INSTITUTED BY THE COMPANY OR YOU RELATING TO THIS AWARD.

15. Sections 409A and 457A. (a) It is intended that this Award shall be exempt from Sections 409A and 457A of the Code pursuant to the “short-term deferral” rule applicable to each such section, as set forth in the regulations or other guidance published by the IRS thereunder.

(b) Neither you nor any of your creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Sections 409A and 457A of the Code) payable under this RSU Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Sections 409A and 457A of the Code, any deferred compensation (within the meaning of Sections 409A and 457A of the Code) payable to you or for your benefit under this RSU Agreement may not be reduced by, or offset against, any amount owing by you to Allied World or any of its Affiliates.

(c) If, at the time of your separation from service (within the meaning of Section 409A of the Code), (i) you shall be a specified employee (within the meaning of Section 409A if the Code and using the identification methodology selected by Allied World from time to time) and (ii) Allied World shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Sections 409A and 457A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then Allied World shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day after such six-month period.

(d) Notwithstanding any provision of this RSU Agreement to the contrary, in light of the uncertainty with respect to the proper application of Sections 409A and 457A of the Code, Allied World reserves the right to make amendments to this RSU Agreement as Allied World deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A or 457A of the Code. In any case, you shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you or for your account in connection with this RSU Agreement (including any taxes and penalties under Sections 409A and 457A of the Code), and neither Allied World nor any of its Affiliates shall have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties.

16. Company. The term “Company” and “Allied World” as used in this RSU Agreement (including the attached Glossary of Terms) with reference to Board Service shall include Allied World and its subsidiaries.

17. Counterparts. This RSU Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. You and Allied World hereby acknowledge and agree that signatures delivered by electronic means (including by facsimile, “pdf” or through any third-party stock plan administrator) shall be deemed effective for all purposes.

18. Headings. The headings in this RSU Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

IN WITNESS WHEREOF, Allied World has caused this RSU Agreement to be duly executed and delivered as of the Date of Grant.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

By:
Name:
Title:

Recipient:

Total Number of RSUs:

- RSUs to be Settled in Shares (the “Share-Settled RSUs”):

- RSUs to be Settled in Cash (the “Cash-Settled RSUs”):

Date of Grant:

Vesting Date:

BY SIGNING BELOW, YOU ACKNOWLEDGE RECEIPT OF THIS AWARD, THIS AGREEMENT AND THE PLAN AND, AS AN EXPRESS CONDITION TO THE GRANT OF THIS AWARD, AGREE TO BE BOUND BY THE TERMS OF THIS AGREEMENT AND THE PLAN.

By:

Name: [ ]

Street

City,	State	Zip Code

Social Security No./Local I.D. No

Glossary of Terms

Solely for purposes of this Award, the following terms shall have the meanings set forth below. Capitalized terms not defined in this Glossary of Terms shall have the meanings as used or defined in the RSU Agreement or the Plan.

“Board” means the Board of Directors of Allied World.

“Client” means any client or prospective client of the Company or its Subsidiaries to whom the Company or its Subsidiaries provided services, or for whom the Company or its Subsidiaries transacted business, or whose identity became known to you in connection with your relationship with or Board Service to the Company.

“Competitive Enterprise” means a business enterprise that (i) engages in any activity, or (ii) owns or controls a significant interest in any entity that engages in any activity, that, in either case, competes anywhere with any activity in which the Company or its Subsidiaries is engaged. The activities covered by the previous sentence include, without limitation, all insurance and re-insurance, and insurance and reinsurance related activities, and asset management located in Switzerland and abroad.

“Delivery Date” means the date as soon as reasonably practicable following the Vesting Date, but in no event later than March 15 of the calendar year immediately following the Vesting Date, on which Shares or cash are delivered to you in settlement of the RSUs vesting on such Vesting Date.

“Disability” means any physical or mental disability or infirmity that prevents the performance of your Board Service for a period of (i) 90 consecutive days or (ii) 120 non-consecutive days during any 12 month period. Any question as to the existence, extent or potentiality of your Disability upon which you and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by you (which approval shall not be unreasonably withheld).

“Retirement” means your voluntary termination of your Board Service on or after your Retirement Eligibility Date.

“Retirement Eligibility Date” means the date on which you attain age 65.

“Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.